2024 INVESTOR DAY July 29, 2026 Q2 2026 Earnings Presentation

Safe Harbor Statement Except for the historical information contained herein, the matters set forth in this release are forward-looking statements that represent our expectations, beliefs, intentions or strategies concerning future events. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience or our present expectations, including, but not limited to, factors such as changes in economic conditions, including uncertain consumer demand; changes in market demand and pressures on the pricing for our services; fuel price increases or decreases, or fuel shortages; competition and growth rates within the global logistics industry that could adversely impact our profitability and achieving our long-term growth targets; freight levels and increasing costs and availability of truck capacity or alternative means of transporting freight; risks associated with seasonal changes or significant disruptions in the transportation industry; risks associated with identifying and completing suitable acquisitions; our dependence on and changes in relationships with existing contracted truck, rail, ocean, and air carriers; risks associated with the loss of significant customers; risks associated with reliance on technology to operate our business, including reliance on third-party platforms and cybersecurity related risks; our ability to staff and retain employees; risks associated with operations outside of the U.S.; our ability to successfully integrate the operations of acquired companies with our historic operations or efficiently managing divestitures; climate change related risks; risks associated with our indebtedness; risks associated with interest rates; risks associated with litigation, including contingent auto liability and insurance coverage; risks associated with the potential impact of changes in government regulations, including environmental-related regulations; risks associated with the changes to income tax regulations; risks associated with the produce industry, including food safety and contamination issues; the impact of changes in political and governmental conditions; changes to our capital structure; changes due to catastrophic events; risks associated with the usage of artificial intelligence technologies; and other risks and uncertainties detailed in our Annual and Quarterly Reports. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update such statement to reflect events or circumstances arising after such date. 2©2026 C.H. Robinson Worldwide, Inc. All Rights Reserved.

Thoughts from President & CEO, Dave Bozeman 3 ■ Q2 results demonstrate our commitment to delivering “higher highs and higher lows” across freight cycles, with both North American Surface Transportation ("NAST") and Global Forwarding ("GF") achieving mid-cycle operating margin targets despite being in the trough of the freight demand cycle. ■ Customer satisfaction scores are exceptionally strong, reflecting our continued focus on delivering differentiated service to customers and carriers. ■ NAST volume growth outpaced the Cass Freight Shipment Index for the 13th consecutive quarter. ■ Lean AI continues to drive durable productivity gains, with both NAST and GF delivering year-over-year improvements of 15% or more in Q2 and more than 60% since the end of 2022. ■ Our scalable model and operating leverage contributed to a 20% year-over-year increase in adjusted operating income(1). 1. Adjusted operating income is a non-GAAP financial measures. Refer to pages 24 through 27 for further discussion and a GAAP to Non-GAAP reconciliation.

Q2 Highlights

- NAST gained market share in truckload and LTL. Disciplined revenue management and contractual repricing initiatives helped maintain adjusted gross profit per shipment [1] Y/Y despite a significant increase in truckload spot market costs.
- Achieved mid-cycle operating margin targets in both NAST and Global Forwarding, with adjusted operating margin - excluding restructuring[1] reaching 40.9% in NAST and 33.4% in Global Forwarding.
- Focused on providing best-in-class service to our customers and carriers, gaining profitable share in targeted market segments, streamlining our processes, applying Lean principles and leveraging custom-built AI technology to drive out waste and optimize our costs, with a disciplined operating model that arms our people with innovative tools, decouples headcount growth from volume growth and drives operating leverage.

Q2 2026

$4.9B Total Revenues **+19.3% Y/Y**	**$738M** Adj. Gross Profits[1] **+6.5% Y/Y**
$256M Income from Operations **+18.4% Y/Y** **$263M** of Adj. Income from Operations[1] +19.5% Y/Y	**$1.56** Net Income/Share **+23.8% Y/Y** $1.61 of Adj. Net Income per Share[1] +24.8% Y/Y

C.H. ROBINSON

1. Adjusted gross profits, adjusted income from operations, adjusted operating margin - excluding restructuring and adjusted net income per share are non-GAAP financial measures. Refer to pages 24 through 27 for further discussion and a GAAP to Non-GAAP reconciliation.

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Complementary Global Suite of Services

Over half of total revenues are garnered from customers to whom we provide both surface transportation and global forwarding services, and this percentage has grown year-over-year due to our One Robinson go-to-market approach.[1]

North American Surface Transportation (NAST)

- NAST volume performance outpaced the market indices for the 13th consecutive quarter
- NAST truckload adjusted gross profit per shipment[2] was flat year-over-year despite significant increase in truckload spot market costs
- Focused on initiatives that improve the customer and carrier experience and lower our cost to serve
- Productivity improvements are being driven by removing waste and increasing automation through custom-built AI agents

Q2 2026 Adjusted Gross Profits[2]



64%
26%
10%
+8.6% Y/Y
+0.7% Y/Y
+8.6% Y/Y

Global Forwarding (GF)

- Supply-side constraints and global disruptions drove higher air freight rates
- Air AGP per metric ton increased 33.5% Y/Y, ocean volume increased 1.0% Y/Y & air tonnage declined 7.5% Y/Y
- Continuing to deploy Lean AI disciplines and technology across the business

All Other & Corporate

- Robinson Fresh Q2 AGP up 6.5% Y/Y
- Managed Solutions Q2 AGP up 11.9% Y/Y

C.H. ROBINSON

1. Measured over trailing twelve months.
2. Adjusted gross profits is a non-GAAP financial measure explained later in this presentation. The difference between adjusted gross profits and gross profits is not material.

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NAST Q2’26 Results by Service 6 ■ Total NAST truckload and LTL volume was up 1.5% Y/Y, reflecting the 13th consecutive quarter of market share growth compared to a 3.3% decline in the Cass Freight Shipment Index ■ Truckload volume increased 0.5% Y/Y and AGP per shipment was flat Y/Y(2) ■ LTL AGP per order increased 19.5% Y/Y and volume increased 2.0% Y/Y(2) ■ Truckload AGP/load was flat Y/Y despite a 29% increase in linehaul costs, while NAST AGP margin declined 170 basis points 2Q26 2Q25%▲ Truckload (“TL”) $261.9 $261.5 0.2% Less than Truckload (“LTL”) $183.2 $150.5 21.7% Other $24.3 $20.3 20.2% Total Adjusted Gross Profits $469.4 $432.2 8.6% Adjusted Gross Profit Margin % 13.1% 14.8% (170 bps) Adjusted Gross Profits(1) ($ in millions) 1. Adjusted gross profits and adjusted gross profit margin % are non-GAAP financial measures explained later in this presentation. The difference between adjusted gross profits and gross profits is not material. 2. Growth rates are rounded to the nearest 0.5 percent. Second Quarter Highlights

Truckload Price and Cost Change (1)(2)(3) 7 Truckload Q2 Volume(2)(4) +0.5 % Price/Mile(1)(2)(3) +25.5 % Cost/Mile(1)(2)(3) +29.0 % Adjusted Gross Profit(4) +0.2% 1. Price and cost change represents YoY change for North America truckload shipments across all segments. 2. Growth rates are rounded to the nearest 0.5 percent. 3. Pricing and cost measures exclude fuel surcharges and costs. 4. Truckload volume and adjusted gross profit growth represents YoY change for NAST truckload. ■ 70% / 30% truckload contractual / transactional volume mix in Q2 vs 65% / 35% in Q2 last year ■ Average routing guide depth of 1.4 in Managed Solutions business vs. 1.3 in Q2 last year, reflecting a tighter capacity environment Yo Y % C ha ng e in P ric e an d C os t p er M ile YoY Price Change YoY Cost Change 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 -30% -20% -10% 0% 10% 20% 30% 40% 50%

Truckload AGP $ per Shipment Trend [1]



NAST Adjusted Gross Profit $ per Truckload Shipment (left axis)
Average NAST AGP $ per Truckload Shipment (left axis)
NAST Adjusted Gross Profit Margin % (right axis)
NAST Adjusted Gross Profit $ per Truckload Shipment
NAST Adjusted Gross Profit Margin %
18%
17%
16%
15%
14%
13%
12%
11%
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026

- Disciplined pricing and capacity procurement efforts, capturing higher-margin transactional volume, and the strength of our dynamic pricing and costing capabilities enabled us to maintain our AGP $ per mile and AGP $ per shipment on a year-over-year basis.
- In line with the new market realities and a spike in spot costs, repricing of our contractual truckload portfolio is ongoing.

C.H. ROBINSON

1. Adjusted gross profits is a non-GAAP financial measure explained later in this presentation. The difference between adjusted gross profits and gross profits is not material.

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Global Forwarding Q2’26 Results by Service 9 2Q26 2Q25%▲ Ocean $104.9 $107.9 (2.8)% Air $41.9 $34.0 23.4% Customs $31.8 $35.1 (9.4)% Other $10.2 $10.6 (3.8)% Total Adjusted Gross Profits $188.8 $187.6 0.7% Adjusted Gross Profit Margin % 21.1% 23.5% (240 bps) Adjusted Gross Profits (1) ($ in millions) ■ Ocean AGP decreased due to a 4.0% decrease in AGP per shipment, partially offset by a 1.0% increase in shipments(2) ■ Supply-side constraints and global disruptions drove higher air rates ■ Air AGP increased 23.4% due to a 33.5% increase in AGP per metric ton shipped, partially offset by a 7.5% decline in metric tons shipped(2) ■ Customs AGP decreased due to a 7.5% decrease in adjusted gross profit per transaction and a 2.0% reduction in volume(2) 1. Adjusted gross profits and adjusted gross profit margin % are non-GAAP financial measures explained later in this presentation. The difference between adjusted gross profits and gross profits is not material. 2. Growth rates are rounded to the nearest 0.5 percent. Second Quarter Highlights

All Other & Corporate Q2’26 Results 10 Robinson Fresh ■ AGP increased 6.5% Y/Y driven by a volume increase with foodservice customers Managed Solutions ■ Total freight under management of $2.1B in Q2 2Q26 2Q25%▲ Robinson Fresh $47.3 $44.4 6.5% Managed Solutions $32.5 $29.0 11.9% Total $79.7 $73.4 8.6% Adjusted Gross Profits (1) ($ in millions) 1. Adjusted gross profits is a non-GAAP financial measure explained later in this presentation. The difference between adjusted gross profits and gross profits is not material. Second Quarter Highlights

Robinson Operating Model

1

Clear Long-Term Strategy & Targets

- Enterprise Strategy Map
- Policy Deployment Matrix
- Policy Deployment Initiatives

2

Defined & Cascaded Strategy Maps

- Divisional Strategy Maps
- Shared Services Strategy Maps

3

Scorecard: Measurable & Actionable Inputs

- Binary view of success (green) or opportunity (red)
- Regular operating review cadence (daily, weekly, monthly, quarterly)

4

Continuous, Rigorous Measurement & Action Plans

- Accountable action plans on all scorecards with red
- Embrace and attack the red!
- e.g., Gemba walks ("go to the desk")

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Continuously Improving. Never Stops.

PLAN | **ACTIVATE** | **IMPROVE**

C.H. ROBINSON

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Streamlining & Automating Processes to Drive Profitable Growth 12 12

What: Large language models (ChatGPT) How: Understanding of written language and generating content CHR Examples: Email classification, email quoting, email order entry, appointments *Works well with Traditional AI What: Machine learning, predictive analytics, optimization How: Advanced math and statistics CHR Examples: Costing, pricing, transportation optimization From machine learning to multi-agent models with advanced reasoning What: Large language models plus planning, tool use, memory, natural interaction, and optimization How: Advanced reasoning adds the ability to act autonomously to perform complex tasks without explicit instructions CHR Examples: NMFC Agent, Ocean Quoting *Works well with GenAI and Traditional AI The Multifaceted World of AI 13

I provide customers with transactional quotes, fast. Quote Agents I build and update orders on-system in seconds. Order Agents I contact carriers for timely tracking updates. Tracking Agents I book and reschedule optimal appointments. Appointment Agents I post available truckload capacity on-system early. Truck Post Agents I proactively recommend loads to best-fit carriers. Load Booking Agents I acquire necessary documents from carriers. Documents Agents I ensure carriers are paid on time. Carrier Payment Agents Meet the Fleet of C.H. Robinson AI Agents 14 Just a sample of the agents performing tasks that defied automation for decades

Capital Allocation Priorities: Balanced and Opportunistic 15 Cash Flow from Operations & Capital Distribution ($M) ■ $301 million of cash returned to shareholders in Q2 2026 ■ Q2 2026 capital distribution increased 88% Y/Y ■ 1.35 million shares repurchased at an average price of $166.89 ■ More than 25 years of annually increasing dividends, on a per share basis ■ The Y/Y decrease in cash from operations was driven primarily by an unfavorable change in net operating working capital in Q2 2026 due to higher freight rates. ■ Strong conviction in the company's intrinsic value led to increased share repurchases in Q2 2026. ■ Allocated $79 million of capital for M&A in Q2 2026, primarily for the acquisition of DeSpir Logistics

30% GF Operating Margin Mid-30s Enterprise Operating Margin 40% NAST Operating Margin ~$400M - $500M $350M-$450M Incremental Adjusted Operating Income vs. 2023 Mid-Cycle Key Assumptions • Outsized volume growth in NAST and GF • Ongoing gross margin expansion driven by technology enhancements and disciplined revenue management • Consistent focus on driving evergreen productivity improvement and operating leverage • 40% and 30% remain our targets for quality of earnings; beyond those, we retain the optionality to deliver demonstrable outgrowth to deliver higher earnings for our investors Our 2026 Financial Target1 161. Updated on October 29, 2025

1. Excluding restructuring and other charges Market Assumptions • Market volume growth of -3% to +1% in 2026 • Market normalization • NAST AGP/shipment flat to up 4% • GF AGP/shipment reset to 2H 2023 (down 10%) Key Drivers • Outperform the market • Optimize AGP yields • Organizational transformation • Evergreen productivity gains Confident in our ability to deliver operating income within our target range, despite market volume growth that has been negative Y/Y in 1H of 2026 2026 Operating Income Target Bridge1 17

© C.H. Robinson Worldwide, Inc. All rights reserved. Our Customer Promise 18

2024 INVESTOR DAY Appendix

Q2 2026 Transportation Results(1) 20 Three Months Ended June 30 Six Months Ended June 30 $ in thousands 2026 2025 % Change 2026 2025 % Change Total Revenues $ 4,524,773 $ 3,746,660 20.8% $ 8,168,484 $ 7,468,575 9.4 % Total Adjusted Gross Profits(2) $ 696,361 $ 654,019 6.5% $ 1,324,762 $ 1,294,564 2.3 % Adjusted Gross Profit Margin %(2) 15.4% 17.5% (210 bps) 16.2% 17.3% (110 bps) Transportation Adjusted Gross Profit Margin % 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 Q1 17.3% 16.4% 18.6% 15.3% 14.9% 13.5% 15.2% 15.4% 17.2% 17.2% Q2 16.2% 16.2% 18.3% 17.5% 13.8% 15.4% 15.5% 15.8% 17.5% 15.4% Q3 16.4% 16.6% 16.9% 14.4% 13.7% 15.1% 15.1% 16.4% 17.7% Q4 16.6% 17.7% 15.6% 14.3% 13.3% 15.5% 15.0% 16.9% 17.4% Total 16.6% 16.7% 17.3% 15.3% 13.8% 14.8% 15.2% 16.1% 17.5% 1. Includes results across all segments. 2. Adjusted gross profits and adjusted gross profit margin % are non-GAAP financial measures explained later in this presentation. The difference between adjusted gross profits and gross profits is not material.

Q2 2026 NAST Results

$ in thousands	Three Months Ended June 30 2026	Three Months Ended June 30 2025	% Change	Six Months Ended June 30 2026	Six Months Ended June 30 2025	% Change
Total Revenues	$ 3,593,269	$ 2,918,227	23.1 %	$ 6,540,592	$ 5,786,647	13.0 %
Total Adjusted Gross Profits[(1)]	$ 469,389	$ 432,248	8.6 %	$ 900,466	$ 850,572	5.9 %
Adjusted Gross Profit Margin %[(1)]	*13.1%*	*14.8%*	*(170 bps)*	*13.8%*	*14.7%*	*(90 bps)*
Income from Operations[(2)]	$ 189,845	$ 163,991	15.8 %	$ 334,975	$ 307,662	8.9 %
Adjusted Operating Margin %[(1)]	*40.4%*	*37.9%*	*250 bps*	*37.2%*	*36.2%*	*100 bps*
Depreciation and Amortization	$ 4,763	$ 4,815	(1.1)%	$ 9,526	$ 9,624	(1.0)%
Total Assets	$ 3,453,880	$ 2,971,926	16.2 %	$ 3,453,880	$ 2,971,926	16.2 %
Average Headcount	4,671	5,283	(11.6)%	4,732	5,283	(10.4)%

1. Adjusted gross profits, adjusted gross profit margin %, and adjusted operating margin % are non-GAAP financial measures explained later in this presentation. The difference between adjusted gross profits and gross profits is not material.
2. Includes $2.2 million of restructuring charges in the three months ended June 30, 2026 primarily related to workforce reductions. Includes $18.2 million of restructuring charges in the six months ended June 30, 2026 primarily related to workforce reductions. Includes $0.7 million of restructuring charges in the three months and six months ended June 30, 2025 related to workforce reductions.

C.H. ROBINSON

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Q2 2026 Global Forwarding Results

$ in thousands	Three Months Ended June 30			Six Months Ended June 30		
	2026	2025	% Change	2026	2025	% Change
Total Revenues	$ 896,604	$ 797,800	12.4 %	$ 1,561,334	$ 1,572,688	(0.7)%
Total Adjusted Gross Profits[1]	$ 188,830	$ 187,581	0.7 %	$ 351,121	$ 372,209	(5.7)%
Adjusted Gross Profit Margin %[1]	*21.1%*	*23.5%*	*(240 bps)*	*22.5%*	*23.7%*	*(120 bps)*
Income from Operations[2]	$ 60,970	$ 51,330	18.8 %	$ 92,654	$ 94,273	(1.7)%
Adjusted Operating Margin %[1]	*32.3%*	*27.4%*	*490 bps*	*26.4%*	*25.3%*	*110 bps*
Depreciation and Amortization	$ 1,486	$ 2,188	(32.1)%	$ 3,421	$ 4,327	(20.9)%
Total Assets	$ 1,275,412	$ 1,332,889	(4.3)%	$ 1,275,412	$ 1,332,889	(4.3)%
Average Headcount	3,699	4,436	(16.6)%	3,767	4,469	(15.7)%

1. Adjusted gross profits, adjusted gross profit margin %, and adjusted operating margin % are non-GAAP financial measures explained later in this presentation. The difference between adjusted gross profits and gross profits is not material.
2. Includes $2.2 million of restructuring charges in the three months ended June 30, 2026 related to workforce reductions and a gain driven by the favorable termination of an operating lease. Includes $4.7 million of restructuring charges in the six months ended June 30, 2026 primarily related to workforce reductions. Includes $2.6 million of restructuring charges in the three months and six months ended June 30, 2025 related to workforce reductions.

C.H. ROBINSON

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Q2 2026 All Other and Corporate Results

$ in thousands	Three Months Ended June 30 2026	Three Months Ended June 30 2025	% Change	Six Months Ended June 30 2026	Six Months Ended June 30 2025	% Change
Total Revenues	$ 444,225	$ 420,516	5.6%	$ 845,106	$ 823,948	2.6%
Total Adjusted Gross Profits[1]	$ 79,747	$ 73,402	8.6%	$ 146,872	$ 143,538	2.3%
Income (loss) from Operations[2]	$ 4,928	$ 598	N/M	$ 3,800	$ (9,163)	N/M
Depreciation and Amortization	$ 16,320	$ 17,863	(8.6%)	$ 34,474	$ 36,557	(5.7%)
Total Assets	$ 1,114,214	$ 1,017,096	9.5%	$ 1,114,214	$ 1,017,096	9.5%
Average Headcount	3,101	3,139	(1.2%)	3,100	3,414	(9.2%)

1. Adjusted gross profits is a non-GAAP financial measure explained later in this presentation. The difference between adjusted gross profits and gross profits is not material.
2. Includes $3.2 million of restructuring charges in the three months ended June 30, 2026 primarily related to workforce reductions. Includes $4.8 million of restructuring charges in the six months ended June 30, 2026 primarily related to workforce reductions. Includes $1.1 million of charges in the three months ended June 30, 2025 primarily related to workforce reductions. Includes $9.7 million of charges in the six months ended June 30, 2025 primarily related to a $6.3 million impairment charge on our Kansas City regional center lease resulting from the execution of a sublease agreement on a portion of the building.

C.H. ROBINSON

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Non-GAAP Reconciliations

Our adjusted gross profit and adjusted gross profit margin are non-GAAP financial measures. Adjusted gross profit is calculated as gross profit excluding amortization of internally developed software utilized to directly serve our customers and contracted carriers. Adjusted gross profit margin is calculated as adjusted gross profit divided by total revenues. We believe adjusted gross profit and adjusted gross profit margin are useful measures of our ability to source, add value, and sell services and products that are provided by third parties, and we consider adjusted gross profit to be a primary performance measurement. The reconciliation of gross profit to adjusted gross profit and gross profit margin to adjusted gross profit margin are presented below:

	Three Months Ended June 30				Six Months Ended June 30			
$ in thousands	2026		2025		2026		2025	
Revenues:								
Transportation	$4,524,773		$ 3,746,660		$ 8,168,484		$ 7,468,575	
Sourcing	409,325		389,883		778,548		714,708	
Total Revenues	$4,934,098		$ 4,136,543		$ 8,947,032		$ 8,183,283	
Costs and expenses:								
Purchased transportation and related services	3,828,412		3,092,641		6,843,722		6,174,011	
Purchased produced sourced for resale	367,720		350,671		704,851		642,953	
Direct internally developed software amortization	12,038		13,681		25,900		29,347	
Total direct costs	$4,208,170		$ 3,456,993		$ 7,574,473		$ 6,846,311	
Gross profit & Gross profit margin	**$ 725,928**	**14.7%**	**$ 679,550**	**16.4%**	**$ 1,372,559**	**15.3%**	**$ 1,336,972**	**16.3%**
Plus: Direct internally developed software amortization	12,038		13,681		25,900		29,347	
Adjusted gross profit/Adjusted gross profit margin	**$ 737,966**	**15.0%**	**$ 693,231**	**16.8%**	**$ 1,398,459**	**15.6%**	**$ 1,366,319**	**16.7%**

C.H. ROBINSON

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Non-GAAP Reconciliations 25 Our adjusted operating margin is a non-GAAP financial measure calculated as operating income divided by adjusted gross profit. Our adjusted operating margin - excluding restructuring and/or loss on divestiture is a similar non-GAAP financial measure to adjusted operating margin, but also excludes the impact of restructuring and/ or loss from divestiture. We believe adjusted operating margin and adjusted operating margin - excluding restructuring and/or loss on divestiture are useful measures of our profitability in comparison to our adjusted gross profit, which we consider a primary performance metric as discussed above. The comparisons of operating margin to adjusted operating margin and adjusted operating margin - excluding restructuring and/or loss on divestiture are presented below: Three Months Ended June 30 Six Months Ended June 30 $ in thousands 2026 2025 2026 2025 Total Revenues $ 4,934,098 $ 4,136,543 $ 8,947,032 $ 8,183,283 Income from operations 255,743 215,919 431,429 392,772 Operating margin 5.2% 5.2% 4.8% 4.8% Adjusted gross profit $ 737,966 $ 693,231 $ 1,398,459 $ 1,366,319 Income from operations 255,743 215,919 431,429 392,772 Adjusted operating margin 34.7% 31.1% 30.9% 28.7% Adjusted gross profit $ 737,966 $ 693,231 $ 1,398,459 $ 1,366,319 Adjusted income from operations(1) 263,233 220,229 459,154 405,695 Adjusted operating margin - excluding restructuring and/or loss on divestiture 35.7% 31.8% 32.8% 29.7% 1. In the three months ended June 30, 2026, we incurred restructuring expenses of $8.0 million primarily related to workforce reductions and a $0.5 million net gain driven by the favorable termination of an operating lease. In the six months ended June 30, 2026, we incurred restructuring expenses of $26.8 million related to workforce reductions and $0.9 million of other charges. In the three months ended June 30, 2025, we incurred expenses of $3.9 million primarily related to workforce reductions and $0.4 million of other charges. In the six months ended June 30, 2025, we incurred expenses of $5.1 million primarily related to workforce reductions and $7.8 million of other charges, which includes a $6.3 million impairment charge on our Kansas City regional center lease resulting from the execution of a sublease agreement on a portion of the building.

Non-GAAP Reconciliations

Our adjusted income from operations, adjusted operating margin - excluding restructuring and/or loss on divestiture, adjusted net income and adjusted net income per share (diluted) are non-GAAP financial measures. These non-GAAP measures are calculated excluding the impact of restructuring and/or loss from divestiture. We believe that these measures provide useful information to investors and include them within our internal reporting to our chief operating decision maker. Accordingly, the discussion of our results of operations includes discussion on the changes in our adjusted income from operations, adjusted operating margin - excluding restructuring and/or loss on divestiture, adjusted net income and adjusted net income per share (diluted). The reconciliation of these non-GAAP measures are presented below (in thousands except per share data):

	Three Months Ended June 30, 2026				Six Months Ended June 30, 2026			
	NAST	Global Forwarding	All Other and Corporate	Consolidated	NAST	Global Forwarding	All Other and Corporate	Consolidated
Income from operations	$ 189,845	$ 60,970	$ 4,928	$ 255,743	$ 334,975	$ 92,654	$ 3,800	$ 431,429
Severance and other personnel expenses	2,019	2,998	2,999	8,016	18,053	4,081	4,652	26,786
Other selling, general, and administrative expenses	138	(828)	164	(526)	180	599	160	939
Total adjustments to income from operations[1]	2,157	2,170	3,163	7,490	18,233	4,680	4,812	27,725
Adjusted income from operations	**$ 192,002**	**$ 63,140**	**$ 8,091**	**$ 263,233**	**$ 353,208**	**$ 97,334**	**$ 8,612**	**$ 459,154**
Adjusted gross profit	$ 469,389	$ 188,830	$ 79,747	$ 737,966	$ 900,466	$ 351,121	$ 146,872	$ 1,398,459
Adjusted income from operations	192,002	63,140	8,091	263,233	353,208	97,334	8,612	459,154
Adjusted operating margin - excluding restructuring	40.9%	33.4%	10.1%	35.7%	39.2%	27.7%	5.9%	32.8%
			$ in 000's	per share			$ in 000's	per share
Net income and per share (diluted)			$ 186,786	$ 1.56			$ 334,019	$ 2.78
Restructuring and related costs, pre-tax			7,490	0.06			27,725	0.23
Tax effect of adjustments			(2,008)	(0.01)			(6,627)	(0.06)
Adjusted net income and per share (diluted)			**$ 192,268**	**$ 1.61**			**$ 355,117**	**$ 2.95**

C.H. ROBINSON

1. The three months ended June 30, 2026 includes severance and other personnel expenses of $8.0 million related to workforce reductions and a $0.5 million net gain driven by the favorable termination of an operating lease. The six months ended June 30, 2026 includes severance and other personnel expenses of $26.8 million related to workforce reductions and $0.9 million of other charges.

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Non-GAAP Reconciliations

Our adjusted income from operations, adjusted operating margin - excluding restructuring and/or loss on divestiture, adjusted net income and adjusted net income per share (diluted) are non-GAAP financial measures. These non-GAAP measures are calculated excluding the impact of restructuring and/or loss from divestiture. We believe that these measures provide useful information to investors and include them within our internal reporting to our chief operating decision maker. Accordingly, the discussion of our results of operations includes discussion on the changes in our adjusted income from operations, adjusted operating margin - excluding restructuring and/or loss on divestiture, adjusted net income and adjusted net income per share (diluted). The reconciliation of these non-GAAP measures are presented below (in thousands except per share data):

	Three Months Ended June 30, 2025				Six Months Ended June 30, 2025			
	NAST	Global Forwarding	All Other and Corporate	Consolidated	NAST	Global Forwarding	All Other and Corporate	Consolidated
Income (loss) from operations	$ 163,991	$ 51,330	$ 598	$ 215,919	$ 307,662	$ 94,273	$ (9,163)	$ 392,772
Severance and other personnel expenses	677	2,576	635	3,888	677	2,576	1,822	5,075
Other selling, general, and administrative expenses	—	—	422	422	—	—	7,848	7,848
Total adjustments to income from operations[1]	677	2,576	1,057	4,310	677	2,576	9,670	12,923
Adjusted income from operations	**$ 164,668**	**$ 53,906**	**$ 1,655**	**$ 220,229**	**$ 308,339**	**$ 96,849**	**$ 507**	**$ 405,695**
Adjusted gross profit	$ 432,248	$ 187,581	$ 73,402	$ 693,231	$ 850,572	$ 372,209	$ 143,538	$ 1,366,319
Adjusted income from operations	164,668	53,906	1,655	220,229	308,339	96,849	507	405,695
Adjusted operating margin - excluding restructuring and loss on divestiture	38.1%	28.7%	N/M	31.8%	36.3%	26.0%	N/M	29.7%
			$ in 000's	per share			$ in 000's	per share
Net income and per share (diluted)			$ 152,471	$ 1.26			$ 287,773	$ 2.37
Restructuring and related costs, pre-tax			3,881	0.04			10,140	0.08
Loss on divestiture, pre-tax			429	—			2,783	0.02
Tax effect of adjustments			(1,005)	(0.01)			(2,031)	(0.01)
Adjusted net income and per share (diluted)			**$ 155,776**	**$ 1.29**			**$ 298,665**	**$ 2.46**

C.H. ROBINSON

1. The three months ended June 30, 2025 includes severance and other personnel expenses of $3.9 million related to workforce reductions and $0.4 million of other charges. The six months ended June 30, 2025 includes severance and other personnel expenses of $5.1 million primarily related to workforce reductions and $7.8 million of other charges, which includes a $6.3 million impairment charge on our Kansas City regional center lease resulting from the execution of a sublease agreement on a portion of the building.

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2024 INVESTOR DAY Thank you INVESTOR RELATIONS: Chuck Ives 952-683-2508 chuck.ives@chrobinson.com